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EXHIBIT 23.3

              [Letterhead of Eckert Seamans Cherin & Mellott, LLC]

May 31, 2006

PacificHealth Laboratories, Inc.
100 Matawan Road
Suite 420
Matawan, New Jersey 07747-3913

Re: PacificHealth Laboratories, Inc. - Registration Statement on Form SB-2

Ladies and Gentlemen:

We hereby consent to the filing of this opinion as Exhibit 5 to the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement") for resale on behalf of the certain Selling Stockholders named therein., to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ ECKERT SEAMANS CHERIN & MELLOTT, LLC

ECKERT SEAMANS CHERIN & MELLOTT, LLC